CONSENT IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF

OBITX, INC.

Pursuant to the laws of the State of Delaware, the undersigned, being all of the directors of OBITX, Inc., a Delaware corporation (the “Corporation”), by this instrument in lieu of a special meeting of the Board of Directors (the “Board”) of the Corporation, hereby consent to the adoption of the following resolutions, which resolutions will be deemed adopted when all of the Directors have signed this Consent:

I.                Incorporation of Audit Committee

RESOLVED, that the Corporation shall establish an Audit Committee to be bound by the terms and conditions established in Exhibit A.

FURTHER RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

II.              Incorporation of Compensation Committee

RESOLVED, that the Corporation shall establish an Audit Committee to be bound by the terms and conditions established in Exhibit B.

FURTHER RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

FURTHER RESOLVED, that any action or actions heretofore taken by any officer, as agent of the Corporation, for and on behalf of the Corporation, in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.  The execution of this consent shall constitute a written waiver of any notice of meeting.

FURTHER RESOLVED, that Robert Adams shall be appointed to the Audit Committee and Compensation Committee.

This consent may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This consent may be executed by electronic transmission and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

DIRECTORS

/s/ Paul Rosenberg                     Date:  May 12, 2020

Paul Rosenberg

/s/ Michael Hawkins                   Date:  May 12, 2020

Michael Hawkins